SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 29, 2003 (August 28, 2003) Date of Report (Date of earliest event reported)

ZIONS BANCORPORATION (Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	0-2610 (Commission File Number)	87-0227400 (IRS Employer Identification No.)

One South Main, Suite 1134, Salt Lake City, Utah (Address of principal executive offices)	84111 (Zip Code)

(801) 524-4787 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On August 28, 2003, Zions Bancorporation commenced a modified Dutch auction tender offer for two series of notes. See the press release attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro forma Financial Statements and Exhibits. (a) Not Applicable. (b) Not Applicable. (c) Exhibits. The following exhbit is furnished as part of this report:

Exhibit Number 99.1	Description Press release dated August 28, 2003 announcing modified Dutch auction tender offer by Zions Bancorporation for two series of notes.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION BY: /s/Clark B. Hinckley —————————————— Name: Clark B. Hinckley Title: Senior Vice President, Investor Relations

Date: August 29, 2003

-3-